Exhibit 21
BLACK HILLS CORPORATION SUBSIDIARIES
December 31, 2016

	Subsidiary Name	State of Origin
1.	Black Hills Cabresto Pipeline, LLC	Delaware
2.	Black Hills/Colorado Electric Utility Company, LP *	Delaware
3.	Black Hills/Colorado Gas Utility Company, LP *	Delaware
4.	Black Hills Colorado IPP, LLC *	South Dakota
5.	Black Hills/Colorado Utility Company, LLC *	Colorado
6.	Black Hills/Colorado Utility Company II, LLC *	Colorado
7.	Black Hills Electric Generation, LLC *	South Dakota
8.	Black Hills Energy Arkansas, Inc. *	Arkansas
9.	Black Hills Energy Services Company *	Colorado
10.	Black Hills Exploration and Production, Inc. *	Wyoming
11.	Black Hills Gas, Inc.	Delaware
12.	Black Hills Gas, LLC	Delaware
13.	Black Hills Gas Distribution, LLC *	Delaware
14.	Black Hills Gas Holdings Corp.	Colorado
15.	Black Hills Gas Holdings, LLC	Delaware
16.	Black Hills Gas Parent Holdings, Inc.	Delaware
17.	Black Hills Gas Parent Holdings II, Inc.	Delaware
18.	Black Hills Gas Resources, Inc. *	Colorado
19.	Black Hills Gas Storage, LLC	Colorado
20.	Black Hills Gas Supply Contract, Inc.	Colorado
21.	Black Hills International, Inc.	Delaware
22.	Black Hills/Iowa Gas Utility Company, LLC *	Delaware
23.	Black Hills/Kansas Gas Utility Company, LLC *	Kansas
24.	Black Hills Midstream, LLC	South Dakota
25.	Black Hills/Nebraska Gas Utility Company, LLC *	Delaware
26.	Black Hills Non-regulated Holdings, LLC	South Dakota
27.	Black Hills Northwest Wyoming Gas Utility Company, LLC *	Wyoming
28.	Black Hills Plateau Production, LLC *	Delaware
29.	Black Hills Power, Inc. *	South Dakota
30.	Black Hills Service Company, LLC	South Dakota
31.	Black Hills Shoshone Pipeline, LLC *	Wyoming
32.	Black Hills Utility Holdings, Inc. *	South Dakota
33.	Black Hills Wyoming, LLC	Wyoming
34.	Cheyenne Light, Fuel and Power Company *	Wyoming
35.	Generation Development Company, LLC	South Dakota
36.	Mallon Oil Company, Sucursal Costa Rica	Costa Rica
37.	N780BH, LLC	South Dakota
38.	Rocky Mountain Natural Gas LLC *	Colorado
39.	Wyodak Resources Development Corp. *	Delaware

* doing business as Black Hills Energy